U. S. Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 21, 2002

Commission File No. 0-30689

ROCKY MOUNTAIN ENERGY CORPORATION

(Name of Small Business Issuer in its Charter)

Nevada	90-0031918
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

333 N. Sam Houston Parkway, Suite 910

Houston, TX 77060

(Address of Principal Executive Offices)

Issuer's Telephone Number: (281) 448-6500

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (1) Yes X No (2) Yes X No

ITEM 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Massella Rubenstein, LLP, Certified Public Accountants located in Jericho, New York were engaged by the Company on August 1, 2002. On November 21, 2002 the Company dismissed Massella Rubenstein and on December 21, 2002 engaged Ham, Langston & Brezina, LLP, Certified Public Accountants located in Houston, Texas. Ham, Langston & Brezina will perform the audit for the Company's fiscal year ended September 30, 2002. The decision to change accountants was approved by the board of directors.

There were no disagreements between the Company and Massella Rubenstein, LLP whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

Inasmuch as Massella Rubenstein did not perform an audit of the Company's financial statements there were no adverse reports or disclaimers of reports given to the Company.

Management has not consulted Ham, Langston & Brezina, LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered, nor concerning any matter that was the subject of any disagreement or event.

ITEM 5. OTHER EVENTS

In August 2002 the Company entered into the BC&D acquisition based on transfer of 5,000,000 shares of RMEC corporate stock. In September various field activities occurred. The results were not satisfactory. Rocky Mountain Energy has terminated the agreement and received its shares back. In return, Rocky Mountain has released all claims of ownership against the properties. A mutual release was executed between the parties.

In September Rocky Mountain Energy closed the U.S. Oil Company acquisition consisting of certain oil and gas producing leases, the majority of which are proved undeveloped reserves. This was paid for with a short-term note for $200,000 due the seller on November 15, 2002. A partial payment of the note has been paid and the remainder is being paid pursuant to arrangements between the parties. The remaining $2.7 million purchase price is evidenced by a convertible note at 2% interest for two years. The field is estimated to contain in excess of 51 Bcf of gas.

On December 2, 2002 the Company purchased 50% undivided interest in certain leases consisting of over 16,800 acres in Colifax County, New Mexico and Las Animas County, Colorado. The Company intends to begin drilling development wells in the spring and estimates 200 Bcf gas (undeveloped) to their interest, The Company paid 1,000,000 shares of common stock for the lease.
Exhibits	Description
EX-16	Massell Rubenstein, LLP Letter regarding change of certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Rocky Mountain Energy Corporation

Date: January 2, 2003 By: /s/ John Ehrman

John Ehrman, President